UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

ART’S-WAY MANUFACTURING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 30, 2013, Art’s-Way Manufacturing Co., Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ohio Metal Working Products Company (d/b/a American Carbide Tool Company), pursuant to which the Company acquired substantially all of the assets of Ohio Metal Working Products Company, including inventory, equipment, real property located in Canton, Ohio, goodwill, and intangible assets (the “Assets”). Ohio Metal Working Products Company is a manufacturer and distributor of standard single point brazed carbide tipped tools, as well as PCD (polycrystalline diamond) and CBN (cubic boron nitride) inserts and tools. The ongoing business will be operated by a wholly-owned subsidiary of the Company, Ohio Metal Working Products/Art’s-Way, Inc., which will be a separate reporting segment for financial statement purposes. In connection with the acquisition, all of the employees of Ohio Metal Working Products Company became employees of the Company. Certain of these employees were unionized and the Company expects to engage in future negotiations with their union regarding the terms of their employment with the Company.

The Agreement provided for a purchase price of $3,150,000, subject to an adjustment for inventory and customer deposits. As a result of an adjustment for higher levels of inventory than expected, the Company paid approximately $3,172,000 in cash at closing on September 30, 2013, drawing on the Company’s existing $8,000,000 line of credit with U.S. Bank (the “Line of Credit”). The Line of Credit is secured by real property and fixed asset collateral, and is scheduled to mature on May 1, 2014, but is renewable annually. The interest rate is U.S. Bank’s prime interest rate, adjusted each time that the Federal prime rate changes, with a minimum rate of 3.50%. As of September 30, 2013, the interest rate was the minimum of 3.50%. Monthly interest-only payments are required and the unpaid principal is due on the maturity date. As of September 30, 2013, the balance on the Line of Credit was approximately $3,172,000. For additional information on the Line of Credit, please see Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2013, which is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Certain statements found in this Current Report on Form 8-K may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this Current Report on Form 8-K include the Company’s expectations regarding employment negotiations for employees represented by a union . Forward-looking statements cannot be guaranteed and are subject to risks and uncertainties, such as unexpected delays in negotiations or in integrating the employees of Ohio Metal Working Products Company into the operations of the Company.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K regarding creation of a direct financial obligation is incorporated by reference in response to this Item 2.03 as if fully set forth herein.

Item 8.01     Other Events.

On October 3, 2013, the Company issued a press release announcing the acquisition of the assets of Ohio Metal Working Products Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of business acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

2.1

Asset Purchase Agreement, between Art’s-Way Manufacturing Co., Inc. and Ohio Metal Working Products Company, dated September 30, 2013. Pursuant to Item 601(b)(2) of Regulation S-K, and subject to claims of confidentiality pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, upon the request of the Commission, the Company undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Asset Purchase Agreement as follows:

Schedule 1.1(d) Real Property

Schedule 1.2(e) Additional Excluded Assets

Schedule 2.3 Purchase Price Allocation

Schedule 4.5 Contracts

Schedule 4.6 Litigation

Schedule 4.13(b) Unpaid Vacation Pay

Schedule 4.15 Patents, Trademarks, and Copyrights

Schedule 4.16 Licenses and Permits

Schedule 6.9(a) Covenants Not to Compete

Schedule 6.9(b) Non-Competition and NonDisclosure Agreement

99.1	Press Release dated October 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2013

ART’S-WAY MANUFACTURING CO., INC.

/s/Carrie L. Majeski
Carrie L. Majeski
President, Chief Executive Officer, and interim Chief
Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

ART’S-WAY MANUFACTURING CO., INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
October 4, 2013	000-05131

Exhibit No.	Item

2.1

Asset Purchase Agreement, between Art’s-Way Manufacturing Co., Inc. and Ohio Metal Working Products Company, dated September 30, 2013. Pursuant to Item 601(b)(2) of Regulation S-K, and subject to claims of confidentiality pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, upon the request of the Commission, the Company undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Asset Purchase Agreement as follows:

Schedule 1.1(d) Real Property

Schedule 1.2(e) Additional Excluded Assets

Schedule 2.3 Purchase Price Allocation

Schedule 4.5 Contracts

Schedule 4.6 Litigation

Schedule 4.13(b) Unpaid Vacation Pay

Schedule 4.15 Patents, Trademarks, and Copyrights

Schedule 4.16 Licenses and Permits

Schedule 6.9(a) Covenants Not to Compete

Schedule 6.9(b) Non-Competition and NonDisclosure Agreement

99.1	Press Release dated October 3, 2013.